UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On August 25, 2021, RumbleOn, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative to the several underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 4,393,939 shares of Class B Common Stock (the “Firm Shares”) and an additional 659,090 shares of Class B Common Stock (the “Additional Shares,” and together with the Firm Shares, the “Shares”). On August 27, 2021, the Underwriters exercised in full the option to purchase the Additional Shares.

The Underwriters agreed to purchase the Shares at a price of $33.00 per share. The Shares were offered, issued, and sold pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (File No. 333-257198) under the Securities Act of 1933, as amended (the “Securities Act”).

On August 31, 2021, the Company issued the Shares and closed the Offering at a public price of $33.00 per share for net proceeds to the Company of approximately $155.9 million after deducting the underwriting discount and commission, but before transaction expenses. Denmar Dixon, a director of the Company, purchased an aggregate of 13,636 shares of Class B Common Stock in the Offering at the public price of $33.00 per share.

The Underwriting Agreement included customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1. A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1.

The Company will use approximately $130 million of the net proceeds of the Offering to fund in part the cash consideration and expenses related to the business combination with RideNow and approximately $2.5 million to pay off the Bridge Loan (as defined below) in full. The Company intends to use the remaining net proceeds of the Offering for working capital and general corporate purposes.

On August 31, 2021, the Company paid off the secured promissory note, dated March 12, 2021, with BRF Finance Co., LLC (“BRF Finance”), an affiliate of B. Riley Securities, Inc., pursuant to which BRF Finance loaned the Company $2,500,000 (the “Bridge Loan”).

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On August 25, 2021, the Company issued a press release announcing the launch of the Offering. The press release is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

On August 26, 2021, the Company issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.2 to this report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, between the Company and the Underwriters, dated August 25, 2021.
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
99.1	Press Release, dated August 25, 2021.
99.2	Press Release, dated August 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: August 31, 2021	By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer

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